                                                                   EXHIBIT 10.15



                        INCENTIVE STOCK OPTION AGREEMENT

         This INCENTIVE STOCK OPTION AGREEMENT is made as of _____________, 199__, between BIRCH TELECOM, INC., a Delaware corporation (the "Company"), and [NAME], an individual ("Optionee").

         The Company has adopted the 1998 Stock Option Plan (the "Plan") in order to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives for them to exert maximum efforts for the success of the Company and its Affiliates. Pursuant to the Plan, certain employees of the Company and its Affiliates may be designated by the Board of Directors of the Company to receive options to purchase shares of common stock of the Company ("Common Stock").

         The parties, intending to be legally bound, agree as follows:

         1. DEFINITIONS. Capitalized terms not explicitly defined in this Agreement, but defined in the Plan, shall have the same definitions as in the Plan.

         2. GRANT OF OPTION. The Company grants to Optionee an Incentive Stock Option to purchase up to the aggregate number of shares of Common Stock set forth on EXHIBIT A attached to this Agreement, in accordance with the vesting schedule set forth on EXHIBIT A. The Company may make additional grants to Optionee of Incentive Stock Options to purchase shares of Common Stock (together with the initial grant of options, individually an "Option" and collectively, the "Options") by delivering Optionee an amended EXHIBIT A describing those additional grants.

         3. EXERCISE PRICE AND METHOD OF PAYMENT.

                  (A) EXERCISE PRICE. The exercise price of each Option is set forth on EXHIBIT A, being the fair market value of the Common Stock on the date of grant of the Option.

                  (B) METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of each installment which has accrued to Optionee. Optionee may elect, to the extent permitted by applicable laws and regulations, to make payment of the exercise price under one of the following alternatives:

                           (i) in cash (including check) at the time of
                  exercise;

                           (ii) pursuant to a program developed under
                  Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                           (iii) by delivery of already-owned shares of Common
            Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise; or

                           (iv) by a combination of the methods of payment
            permitted by Sections 3(b)(i) through 3(b)(iii) of this Agreement.

         4. WHOLE SHARES. An Option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained in this Agreement, an Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act or, if those Shares are not then so registered, the Company has determined that exercise and issuance would be exempt from the registration requirements of the Securities Act.

         6. TERM. The term of each Option commences on the date of grant and expires ten years thereafter (the "Expiration Date"), unless the Option expires sooner as set forth below or in the Plan. An Option shall terminate on the earlier of the Expiration Date or three months after the termination of Optionee's Continuous Status as an Employee with the Company or an Affiliate of the Company for any reason or for no reason unless:

                  (A) termination of Continuous Status as an Employee is because of Optionee's permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the Options shall expire on the earlier of the Expiration Date or twelve months following termination of Continuous Status as an Employee; or

                  (B) termination of Continuous Status as an Employee is because of Optionee's death, or Optionee's death occurs within three months following Optionee's termination for any other reason, in which event the Options shall expire on the earlier of the Expiration Date or twelve months after Optionee's death; or

                  (C) during any part of the three month period an Option is not exercisable solely because of the condition set forth in Section 5 of this Agreement, in which event the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three months after the termination of Continuous Status as an Employee; or

                  (D) exercise of an Option within three months after termination of Optionee's Continuous Status as an Employee would result in liability under Section 16(b) of the Exchange Act, in which case the Option will expire on the earliest of (i) the Expiration Date,

         (ii) the tenth day after the last date upon which exercise would result in that liability, or (iii) six months and ten days after the termination of Optionee's Continuous Status as an Employee.

However, an Option may be exercised following termination of Optionee's Continuous Status as an Employee only as to that number of shares as to which it was exercisable on the date of termination of Optionee's Continuous Status as an Employee as set forth on EXHIBIT A.

In order to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of an option and ending on the day three months before the date of the option's exercise, the optionee must be an employee of the Company or an Affiliate of the Company, except in the event of the optionee's death or permanent and total disability. This Section 7 provides for extended exercisability of Options under certain circumstances for the benefit of Optionee, but cannot guarantee that an Option will necessarily be treated as an Incentive Stock Option if Optionee exercises the Option more than three months after the date of termination of Optionee's Continuous Status as an Employee.

         8. REPRESENTATIONS. By executing this Agreement, Optionee warrants and represents that he or she has either (a) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (b) the capacity to protect his or her own interests in connection with the grant and exercise of the Options by virtue of the business or financial expertise of any of Optionee's professional advisors who are unaffiliated with and who are not compensated by the Company or any of its Affiliates, directly or indirectly.

         9. EXERCISE.

                  (A) An Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to another person as the Company may designate, during regular business hours, together with any additional documents that the Company may require pursuant to Section 9(b) of this Agreement and
         Section 6(f) of the Plan.

                  (B) By exercising an Option, Optionee agrees that:

                           (i) as a precondition to the completion of any
                  exercise of the Option, the Company may require Optionee to enter into an arrangement providing for the cash payment by Optionee to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of the Option, (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (3) the disposition of shares acquired upon exercise; and Optionee also agrees that any exercise of an Option has not been completed and that the Company is under no obligation to issue any Common Stock until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company;

                           (ii) the Company (or a representative of the
                  underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that Optionee not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during that period (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. Optionee further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of that period; and

                           (iii) unless the Common Stock of the Company is then
                  registered under Section 12(d) or 12(g) of the Exchange Act, Optionee shall execute and deliver a Stock Restriction Agreement in the form attached as EXHIBIT B.

         10. TRANSFERABILITY. An Option is not transferable; provided, however, by delivering written notice to the Company, in a form satisfactory to the Company, Optionee may designate a third party who, in the event of Optionee's death, shall be entitled to exercise the Options.

         11. OPTION NOT A SERVICE CONTRACT. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create any obligation on Optionee's part to continue in the employ of the Company, or of the Company to continue Optionee's employment with the Company.

         12. NOTICES. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Optionee, five days after deposit in the United States mail, postage prepaid, addressed to Optionee at the address specified below or at another address designated by Optionee by written notice to the Company.

         13. GOVERNING PLAN DOCUMENT. This Agreement is subject to all the provisions of the Plan (a copy of which has been provided to Optionee), the provisions of which are hereby made a part of this Agreement. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control. This Agreement also is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If, however, the Plan is amended or terminated after the date of this Agreement, that amendment or termination shall not adversely affect the Options granted pursuant to this Agreement, unless mutually agreed otherwise by Optionee and the Company, which agreement shall be in writing and signed by Optionee and the Company.

         IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date first written above.



                                         OPTIONEE



                                         -------------------------------------
                                         [NAME]

                                         Address:
                                                 -----------------------------

                                         -------------------------------------

                                         -------------------------------------



                                         BIRCH TELECOM, INC.

                                         By:
                                            ----------------------------------
                                                 Senior Vice President

                                    EXHIBIT A
  to Incentive Stock Option Agreement dated as of_____________, 199__, between
                               Birch Telecom, Inc.
                                       and
                                     [NAME]

--------------------------------------------------------------------------------
                     NUMBER OF                                        EXERCISE
 DATE OF GRANT   SHARES SUBJECT TO        VESTING SCHEDULE            PRICE PER
                      OPTION                                            SHARE
--------------------------------------------------------------------------------
 _______            ______          25% of shares subject to the        $______
                                    Option will vest on each
                                    anniversary of the date of grant.
================================================================================
________            ______          25% of shares subject to the        $______
                                    Option will vest on each
                                    anniversary of the date of grant.
--------------------------------------------------------------------------------